                                                                    Exhibit 23.6


                      CONSENT OF INDEPENDENT ACCOUNTANTS


     We hereby consent to the incorporation by reference in the Prospectus constituting part of this Registration Statement on Form S-3 of our report dated February 12, 1993, except as to Note 11, which is as of October 8, 1993, relating to the financial statements of Vestec Corporation appearing on page 11 of PerSeptive Biosystems, Inc.'s Amendment No. 1 to Form 8-K dated October 8, 1993 on Form 8-K/A.



/s/ Mir-Fox & Rodriguez

MIR-FOX & RODRIGUEZ

Houston, Texas
July 12, 1996